QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 29, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERR-MCGEE CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	73-1612389 (I. R. S. Employer Identification Number)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma 73102
(405) 270-1313
(Address, including zip code, of registrant's principal executive offices)

WESTPORT RESOURCES CORPORATION 2000 STOCK INCENTIVE PLAN
WESTPORT RESOURCES CORPORATION 2000 DIRECTORS' STOCK OPTION PLAN
WESTPORT RESOURCES CORPORATION 2000 STOCK OPTION PLAN
BELCO OIL & GAS CORP. 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
BELCO OIL & GAS CORP. 1996 STOCK INCENTIVE PLAN

(Full title of the plan)

GREGORY F. PILCHER, ESQ.
SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
KERR-MCGEE CORPORATION
123 ROBERT S. KERR AVENUE
OKLAHOMA CITY, OK 73102
(405) 270-1313
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

SCOTT F. SMITH, ESQ.
COVINGTON & BURLING
1330 AVENUE OF THE AMERICAS
NEW YORK, NY 10019
(212) 841-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock par value $1.00 per share (including the associated preferred share purchase rights)	1,893,996	$29.52	$55,910,761.92	$7,083.89

(1)
Each share of common stock registered hereunder includes an associated preferred stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the preferred stock purchase rights are not exercisable, are evidenced by certificates representing the common stock, and may be transferred only with the common stock. No separate consideration is payable for the preferred stock purchase rights, and no additional registration fee is payable with respect to such preferred stock purchase rights.

(2)
Represents shares issuable upon exercise of 2,667,600 assumed options under the Westport Resources Corporation 2000 Stock Incentive Plan, the Westport Resources Corporation 2000 Directors' Stock Option Plan, the Westport Resources Corporation 2000 Stock Option Plan, the Belco Oil & Gas Corp. 1996 Non-Employee Directors' Stock Option Plan and the Belco Oil & Gas Corp. 1996 Stock Incentive Plan, after giving effect to the exchange ratio of 0.71.

(3)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per unit and aggregate offering price are based upon the weighted average exercise price per unit for the assumed options.

EXPLANATORY NOTE

        This Registration Statement on Form S-8 is being filed to register the shares of common stock, par value $1.00 per share, of Kerr-McGee Corporation, a Delaware corporation, referred to as Kerr-McGee, issuable pursuant to the Westport Resources Corporation 2000 Stock Incentive Plan, as amended, the Westport Resources Corporation 2000 Directors' Stock Option Plan, the Westport Resources Corporation 2000 Stock Option Plan, the Belco Oil & Gas Corp. 1996 Non-Employee Directors' Stock Option Plan, as amended, the Belco Oil & Gas Corp. 1996 Stock Incentive Plan, as amended, or any other stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of Westport Resources Corporation, referred to as Westport, or any of its subsidiaries or any predecessor thereof or any other contract or agreement entered into by Westport or any of its subsidiaries, referred to collectively as the Stock Plans. Pursuant to the terms of the Agreement and Plan of Merger, dated as of April 6, 2004, among Kerr-McGee, Kerr-McGee (Nevada) LLC, and Westport, Kerr-McGee assumed all of the options issued under the Stock Plans outstanding at the effective time of the merger of Westport with and into Kerr-McGee (Nevada) LLC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents filed by Kerr-McGee with the Securities and Exchange Commission are incorporated herein by reference:

  (a)
  Annual Report on Form 10-K for the year ended December 31, 2003;

  (b)
  Amendment No. 1 to Form 10-K on Form 10-K/A for the year ended December 31, 2003;

  (c)
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;

  (d)
  Current Reports on Form 8-K filed on January 22, 2004, January 28, 2004, February 2, 2004, February 11, 2004, February 19, 2004, March 19, 2004, March 24, 2004, April 7, 2004, April 8, 2004, April 21, 2004, April 28, 2004, May 21, 2004, May 26, 2004, May 27, 2004, June 2, 2004, June 16, 2004, June 21, 2004, June 23, 2004, June 25, 2004 and June 28, 2004;

  (e)
  Amendment No. 1 to Registration Statement on Form S-4 (file no. 333-114886) filed on May 18, 2004 (only with respect to the description of Kerr-McGee capital stock and the rights of Kerr-McGee stockholders contained therein); and

  (f)
  Any future filings Kerr-McGee will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering is completed, excluding, in each case, any information furnished pursuant to Item 9 or Item 12 (or, as of and after August 23, 2004, Item 7.01 or Item 2.02) of any current report on Form 8-K.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        Article Seventh of the Amended and Restated Certificate of Incorporation of the registrant and Article XXII of the Amended and Restated ByLaws of the registrant, provide for indemnification of officers, directors and employees of the registrant to the extent authorized by the General Corporation Law of the State of Delaware. Pursuant to Section 145 of the Delaware General Corporation Law, the registrant generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of a corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is not available if such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise.

        Article Seventh of the Amended and Restated Certificate of Incorporation of the registrant contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. The registrant's Amended and Restated Certificate of Incorporation and the Delaware General Corporation Law provide that such provision does not eliminate or limit liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper benefit.

        The above discussion of the registrant's Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by the registrant's Amended and Restated Certificate of Incorporation, Amended and Restated ByLaws and the Delaware General Corporation Law.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, referred to as the Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        See Exhibit Index.

Item 9. Undertakings

        The Company hereby undertakes:

  A.
  The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B.
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C.
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma, State of Oklahoma on June 28, 2004.

By	/s/ GREGORY F. PILCHER Gregory F. Pilcher Senior Vice President, General Counsel and Secretary

* * * *

        Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date included.

Signature	Title	Date

* Luke R. Corbett	Chairman of the Board, Chief Executive Officer and Director	June 28, 2004
/s/ ROBERT M. WOHLEBER Robert M. Wohleber	Senior Vice President and Chief Financial Officer	June 28, 2004
/s/ JOHN M. RAUH John M. Rauh	Vice President, Controller and Chief Accounting Officer	June 28, 2004
* William E. Bradford	Director	June 28, 2004
* Sylvia A. Earle	Director	June 28, 2004
* David C. Genever-Watling	Director	June 28, 2004
* Martin C. Jischke	Director	June 28, 2004
* Leroy C. Richie	Director	June 28, 2004

* Matthew R. Simmons	Director	June 28, 2004
* Farah M. Walters	Director	June 28, 2004
* Ian L. White-Thomson	Director	June 28, 2004
By	/s/ JOHN M. RAUH
*
John M. Rauh hereby signs this registration statement on June 28, 2004, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed as an exhibit to this registration statement.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of July 26, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on July 27, 2001, and incorporated herein by reference.
4.2
First Amendment to Rights Agreement, dated as of July 30, 2001, by and between the Registrant and UMB Bank, N.A., filed as Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A/A filed on August 1, 2001, and incorporated herein by reference.
*5.1	Opinion of Covington & Burling regarding the legality of the shares of Registrant common stock to be registered under this Registration Statement.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of KPMG LLP.
*23.3	Consent of Covington & Burling (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
*23.4	Consent of Ryder Scott Company, L.P.
*23.5	Consent of Netherland, Sewell & Associates, Inc.
24.1	Power of Attorney for Luke R. Corbett, filed as Exhibit 24.1 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.2	Power of Attorney for William E. Bradford, filed as Exhibit 24.2 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.3	Power of Attorney for Sylvia A. Earl, filed as Exhibit 24.3 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.4	Power of Attorney for David C. Genever-Watling, filed as Exhibit 24.4 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.5	Power of Attorney for Martin C. Jischke, filed as Exhibit 24.5 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.6	Power of Attorney for Leroy C. Richie, filed as Exhibit 24.6 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.7	Power of Attorney for Matthew R. Simmons, filed as Exhibit 24.7 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.8	Power of Attorney for Farah M. Walters, filed as Exhibit 24.8 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.
24.9	Power of Attorney for Ian L. White-Thomson, filed as Exhibit 24.9 to the Registrant's Registration Statement on Form S-3 filed May 27, 2004, and incorporated herein by reference.

*
Filed herewith; all other exhibits previously filed.

QuickLinks

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
EXHIBIT INDEX